As filed with the Securities and Exchange Commission on November 6, 1996.

                                                         File No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           WHITESTONE INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

               Delaware                                   75-2228828
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

        19200 Von Karman Avenue
              Suite 550
             Irvine, CA                                     92715
(Address of principal executive offices)                  (Zip Code)

                                ----------------

                              CONSULTING AGREEMENT
                                WITH SPIRO PAPPAS

                           AGREEMENT WITH ESHOO CORP.
              AGREEMENT WITH ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                            (Full title of the plan)

                                ----------------

                              Donald Yu, President
                           Whitestone Industries, Inc.
                       19200 Von Karman Avenue - Suite 500
                                Irvine, CA 92715
                          Telephone No.: (714) 622-5565
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                                ----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                       Proposed    Proposed
                                       maximum     maximum
                                       offering    aggregate    Amount of
Title of securities   Amount to be     price per   offering   registration
 to be registered     registered(1)    share(1)    price(1)      fee (1)
================================================================================

Common Stock           300,000
(no par value)          shares         $.875       $262,500      $100.00

================================================================================

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the average of the bid and asked prices of the Common Stock of the Company on the OTC Bulletin Board on October 29, 1996. The registration fee represents the minimum registration fee payable for this Registration Statement.

                           WHITESTONE INDUSTRIES, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

            Form S-8 Item Number
                and Caption                     Caption in Prospectus
            --------------------                ---------------------
 1.   Forepart of Registration State-           Facing Page of Registration
      ment and Outside Front Cover              Statement and Cover Page of
      Page of Prospectus                        Prospectus

 2.   Inside Front and Outside Back             Inside Cover Page of Pro-
      Cover Pages of Prospectus                 spectus and Outside Cover
                                                Page of Prospectus

 3.   Summary Information, Risk Fac-            Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                           Not Applicable

 5.   Determination of Offering Price           Not Applicable

 6.   Dilution                                  Not Applicable

 7.   Selling Security Holders                  Sales by Selling Security
                                                Holders

 8.   Plan of Distribution                      Cover Page of Prospectus
                                                and Sales by Selling
                                                Security Holders

 9.   Description of Securities to be           Description of Securities;
      Registered                                Consulting Agreements

10.   Interests of Named Experts and            Legal Matters
      Counsel

11.   Material Changes                          Not Applicable

12.   Incorporation of Certain Infor-           Incorporation of Certain
      mation by Reference                       Documents by Reference

13.   Disclosure of Commission Posi-            Indemnification of Direc-
      tion on Indemnification for               tors and Officers; Under-
      Securities Act Liabilities                takings

PROSPECTUS

                           WHITESTONE INDUSTRIES, INC.

                         300,000 Shares of Common Stock
                               ($.0001 par value)

                             Issued Pursuant to the
                         Company's Consulting Agreement
                                with Spiro Pappas
                       and Agreements with Eshoo Corp. and
                      Atlas, Pearlman, Trop & Borkson, P.A.

      This Prospectus is part of a Registration Statement which registers an aggregate of 300,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of Whitestone Industries, Inc. (the "Company" or "Whitestone") which have been issued, as set forth herein, to (i) Mr. Spiro Pappas ("Pappas") pursuant to a Consulting Agreement dated July 17, 1996 (the "Consulting Agreement"), providing for the issuance of 200,000 Shares; (ii) Eshoo Corp., whose sole shareholder is George Eshoo, who serves as Secretary and Director of the Company, pursuant to agreement dated October 24, 1996 providing for the issuance of 50,000 shares of Common Stock; and (iii) Atlas, Pearlman, Trop & Borkson, P.A., securities counsel for the Company, pursuant to an agreement dated October 1, 1996 providing for the issuance of 50,000 shares of Common Stock (the agreements with Eshoo Corp. and Atlas, Pearlman Trop & Borkson, P.A. being individually referred to as an "Agreement" or collectively as the "Agreements"). Mr. Spiro Pappas may sometimes hereafter be referred to as the "Consultant." In addition, the Consultant, Eshoo Corp. and Atlas, Pearlman, Trop & Borkson, in their capacity as selling shareholders, may sometimes hereafter be collectively referred to as the "Selling Security Holders." All of the Shares are being issued to the Consultant, Eshoo Corp. and Atlas, Pearlman, Trop & Borkson, P.A. pursuant to written consulting or other agreements. The Company has been advised by the Selling Security Holders that they may sell all or a portion of their Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                The date of this Prospectus is November 6, 1996.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Consulting Agreement or the Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                ----------------

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The
Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "WHSN."

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 300,000 of the Company's Common Stock, to be issued to the Consultant, Eshoo Corp. and Atlas, Pearlman, Trop & Borkson, P.A. pursuant to a written Consulting Agreement or other Agreements with the Company. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

      1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

      2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

      3. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

      4. All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Whitestone Industries, Inc., 19200 Von Karman Avenue - Suite 500 Irvine, California 92715.

                                  THE COMPANY

General

      Whitestone Industries, Inc. was incorporated as a Delaware corporation on April 19, 1988 under the name "Fortunistics Inc." as a "blind pool" or "blank check" company to seek acquisition possibilities, make acquisitions or enter into other business endeavors. Currently, the Company, through its wholly-owned subsidiary, Golden Bear Entertainment Corporation, is engaged in developing and marketing electronic, interactive, pre-school children's games and educational products. In particular, the Company has developed prototypes of its products and is negotiating marketing outlets, primarily with large, national toy store chains. Accordingly, the Company is considered to be a development stage company for accounting purposes.

Business Strategy

      Management believes that currently, there has been minimal integration of electronics into toys, but the success of Nintendo and SEGA indicates that the toy market is prime for other entries to this market. The Company is currently engaged in the development and marketing of electronic, interactive, pre-school children's games and educational products. The Company's activities to date have consisted of developing prototypes of its products and negotiating marketing outlets, primarily with large, national toy store chains. Accordingly, the financial statement presentation is that of a development stage enterprise. Upon reaching a full operating stage, the Company envisions contracting out the manufacture of its products to third parties.

Products

      The Company's product line currently consists of the following:

      1. Catch the Beat is a stylized FM Radio/Cassette Tape Player with a built-in antenna and full stereo ear phones. On the game-playing surface consists of a 16 raised and lighted (in different colors) buttons (similar to raised telephone numbers on a touch-tone telephone) that light up when music is played through the Tape Cassette Play. By incorporating certain proprietary technology, each button is randomly assigned a note or tone. The object of the game is to listen to the beat, hit which flashing buttons a player believes appears to be assigned the various notes or tones and to score points. The faster the beat of the music, the harder the game is.

      2. Smart Fun - Sounds So Real Story Teller is a moving picture story system with "Wrap-Around" sound that incorporates a proprietary 3-dimensional stereo sound system. Each Story Teller consists of 16 full-color story frames that advance automatically, a built-in backlight for nighttime reading, and color effects with exclusive story cartridges that are easy to load. The sound track incorporates technology using "Surround Sound," giving an impression that certain of these sounds may be coming from overhead, behind, nearby, or far away or are traveling.

      3. Smart Fun - Musical Color Disk Player is a small, hand held machine that turns colors into music through proprietary technology. For example, red may be associated wit the note "C", blue with "F", green with "G", etc. The user will turn a crank to spin the turntable and hear the color disk. The machine senses each color and turns it into music. In addition to pre-colored disks, blank disks will be included so that users can color their own songs.

      4. Smart Fun - Talking Show 'n Know is an interactive light- up learning game that enhances a child's pre-reading skills. In response to questions posed by a realistic electronic voice that also incorporates sound effects, a child will identify the sounds with certain visual pictures. If the response is correct, the child is praised and if the response is incorrect, the child is encouraged to try again or, after several attempts, a new question is asked so that a child is not become frustrated.

Manufacturing

      The Company's strategy is to manufacture the majority of its products through unaffiliated contract manufacturers with facilities in Hong Kong, the People's Republic of China and other developing countries in the Pacific Rim region which offers labor cost advantages. Management has significant experience and contacts in the subcontracting of toy manufacturing and particularly, in this region of the world. Over the years, Management has established close relationships with several subcontractors and has developed product and manufacturing standards, production planning and quality assurance functions with the ability to monitor costs, quality assurance and oversight of manufacturing processes. Some of the Company's products or components may be manufactured in the United States, depending on cost and related matters.

Marketing and Sales

      The Company will sell its products through sales representatives to major North American retailers of toys, toy- related and consumer electronic products. Accounts that the management has previously sold to or will make efforts to be part of its customer base include:

      Toys R Us               Sears                   Walmart
      Kay Bee Toys            K-Mart                  Service Merchandise
      Price Club              Costco                  Hudson Bay
      Target                  Best Buy                Venture
      Caldor                  Ames                    Bradlee's
      Best Products           BJ's Wholesale          AAFES

      At the international level, the Company anticipates that it will set up exclusive distribution agreements in the major international markets. The Company's strategy is to manufacture products for international distributors once the Company has received a firm order accompanied by a letter of credit issued by the distributor in favor of the Company. The Company believes, but there can be no assurances, that this approach will help to substantially eliminate most of the capital commitment that may be required of the Company prior to the manufacture of products. The Company does not intend to carry any inventory for the international market, thus eliminating all associated costs including storage, overhead, insurance, and inventory related expenses. International distributors will be managed from the Company's headquarters in Irvine, California. The Company believes that it is important that its distributors be local to each country, based upon the Company's belief that the propensity to buy local and this inclination will also help the Company to obtain local input regarding packaging, product positioning, pricing and new product ideas which would appeal to a specific country. The Company's local distributor will be responsible for all of the marketing and selling expenses for each of their respective markets.


                            CONSULTING AGREEMENTS

Consulting Agreement with Spiro Pappas

      On July 17, 1996, the Company entered into a Consulting Agreement with Mr. Spiro Pappas pursuant to which the Company agreed to issue to Pappas an aggregate of 200,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated twelve-month period commencing as of the date of the Pappas Consulting Agreement. Under the terms of the Pappas Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, expansion of operations on an international basis, strategic planning, corporate organization and structure, examination of products and services and shareholder relations, and shall review and advise the Company regarding its overall progress, needs and condition. The shares of Common Stock will be issued to the Consultant following commencement of sufficient performance under this contract by the Consultant in the reasonable determination of the Company.

      In particular, the Consultant shall provide the following enumerated services: (i) the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services; (ii) advise the Company of means to restructure its capitalization;
(iii) evaluate expanding the scope of the Company's activities and operations on an international basis; (iv) advise the Company on means to enhance its liquidity; (v) assist the Company in developing its business plan; (vi) advise the Company relative to setting corporate goals and strategic planning; (vii) advise and recommend to the Company additional services and products to be sold by the Company and develop new promotional ideas; (viii) assist the Company in the developing of its marketing program for its toy products; and assist the Company in its relationship with key stockholders.

      In connection with the Pappas Consulting Agreement, the Company has agreed to issue 200,000 of Common Stock, which shall be issued following initial performance of services hereunder in the reasonable judgment of the Company. This compensation arrangement is not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Agreements with Eshoo Corp. and Atlas, Pearlman, Trop & Borkson, P.A.

      On October 24, 1996, the Company entered into a Letter Agreement with Eshoo Corp., whose sole shareholder is George Eshoo, pursuant to which, in consideration for services rendered to the Company by George Eshoo as Secretary and Director of the Company, Eshoo Corp. was authorized to receive 50,000 shares of Common Stock of the Company, in discharge of obligations owing to Eshoo Corp. for provision of such services. In addition, on October 1, 1996 the Company entered into a Letter Agreement with Atlas, Pearlman, Trop & Borkson, P.A. pursuant to which it agreed to issue 50,000 Shares of Common Stock of the Company in consideration for legal services provided to the Company since December 1995 in discharge of obligations owed by the Company to Atlas, Pearlman, Trop & Borkson for rendering such services.

Federal Income Tax Effects

      The following discussion applies to the Common Stock issued under the Consulting Agreement and the Agreements and is based on federal income tax laws and regulations in effect on December 31, 1995. In connection with the issuance of Common Stock as compensation payable to the Selling Security Holders under the Consulting Agreement or other Agreements, the Consultant, Mr. Eshoo or Atlas, Pearlman, Trop & Borkson, P.A. must include in gross income the excess of the fair market value of the property received over the amount, if any, paid or exchanged for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Common Stock received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the Selling Security Holders are treated as transferable if and when the Selling Security Holders can sell, assign, pledge or otherwise transfer any interest in the Common Stock to any person. Inasmuch as the Selling Security Holders are not expected, other than Mr. Eshoo, to be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Common Stock, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the Selling Security Holders would be obligated to include in gross income the fair market value of the Common Stock received once the conditions to receipt of the Common Stock are satisfied.

Restrictions Under Securities Laws

      The sale of any shares of Common Stock received must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company he would generally be required to pay to the Company any "profits" resulting from the sale of the stock.

                        SALES BY SELLING SECURITY HOLDERS

      The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly by the Selling Security Holders, the maximum amount of shares of Common Stock to be offered by the Selling Security Holders, the amount of Common Stock to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holders following completion of such offering (based on 4,914,320 shares of Common Stock of the Company outstanding at September 30, 1996).

                                                                  Percentage
                                                 Shares to be     to be Owned
Name of Selling     Number of      Shares to     Owned After      After
Security Holder   Shares Owned    be Offered       Offering       Offering
---------------   ------------    ----------       --------       --------

Spiro Pappas      200,000          200,000           -0-           --
Eshoo Corp.        50,000           50,000           -0-           --
Atlas, Pearlman    50,000           50,000           -0-           --
Trop & Borkson,
P.A.


                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 20,000,000,000 shares of Common Stock, $.0001 par value, of which 4,914,320 shares were outstanding as of September 30, 1996. The Company is also authorized to issue up to 3,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are issued or outstanding as of July 31, 1996.

Common Stock

      Subject to the dividend rights of the holders of preferred stock, upon any subsequent authorization thereof, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only one-third of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

      On December 6, 1995, the Company designated 500,000 shares of its Preferred Stock, par value $.01, as "Series A Convertible Voting Preferred

Stock" (the "Series A Preferred Stock"). The Series A Preferred Stock has no dividend or preemptive rights and is not be subject to a right of redemption on the part of the Company at any time.

      Holders of the Series A Preferred Stock have the right, at their option, to convert each share of Series A Preferred Stock into Common Stock, calculated as to each conversion to the nearest share at any time at a conversion ratio of forty-eight (48) shares of the Common Stock for each share of Series A Preferred Stock. No fractional share or scrip representing a fractional share will be issued upon conversion of the Series A Preferred Stock. Through January 27, 1996, in the event of any reclassification, merger, consolidation or change of shares of the Series A Preferred Stock and/or the Common Stock, the Company shall make adjustments to the conversion ratio which shall be as nearly equivalent to that stated above as may be practical. Subsequent to January 28, 1996, no adjustments to the conversion ratio would occur in the event of a reverse stock split of the Common Stock

      The Series A Preferred Stock shall be automatically converted into shares of the Company's Common Stock at such time as the Company amends its Certificate of Incorporation to increase its authorized Common Stock to permit the conversion of the Series A Preferred Stock into shares of Common Stock. The Company agrees expeditiously to secure approval of its stockholders for such amendment to its Certificate of Incorporation.

      The Series A Preferred Stock is currently subject adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on Common Stock, (ii) subdivision, combinations, reverse stock splits and reclassification of the Common Stock, (iii) the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of such record date) to subscribe for Common Stock and (iv) the fixing of a record date for the distribution to all holders of Common Stock of evidence of indebtedness or assets (other than cash dividends) of the Company's or subscription rights or warrants (other than those referred to above).

      In addition to any voting rights provided by law, each share of the Series A Preferred Stock shall be entitled to 48 votes on all matters submitted to a vote of the stockholders of the Company. Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least a majority of all of the Series A Preferred Stock at the time outstanding shall be necessary to change, alter or revoke the rights and preferences conferred on the Series A Preferred Stock by the Certificate of Incorporation or these resolutions or to adopt any amendment to the Certificate of Incorporation materially adversely affecting the rights of the holders of the Series A Preferred Stock.

      In the event of the liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Company, a liquidating distribution before any distribution may be made to holders of Common Stock of the Company. The holders of the Series A Preferred Stock outstanding shall be entitled to receive an amount equal to the greater of $.01 per share, or the liquidation payment per share of Common Stock multiplied by a factor of 48, plus declared dividends to the date of the final distribution, whether or not such liquidation, dissolution or winding up is voluntary or involuntary on the part of the Company. Any shares of the Series A Preferred Stock which at any time have been redeemed or converted, shall, after such redemption or conversion, be automatically retired and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, until such shares are once more designated as part of a particular class or series by the Board of Directors.

Over-The-Counter Market

      The Company's Common Stock is traded on the over-the-counter market on the OTC Bulletin Board of NASDAQ under the symbol "WHSN."

Transfer Agent

      The Company's Transfer Agent is Securities Transfer Corporation whose address is 16910 Dallas Parkway, Suite 10, Dallas, Texas 75248.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by the Law Offices of Atlas, Pearlman, Trop & Borkson, P.A., except with respect to securities being issued to Atlas, Pearlman, Trop & Borkson, P.A., as to which the law offices of Jeffrey Klein will render such opinion. Atlas, Pearlman, Trop & Borkson, as reflected herein, owns 50,000 shares of Common Stock of the Company.


                                 INDEMNIFICATION

Article X of the Articles of Incorporation of the Company provides as follows:

            "The Corporation shall indemnify to the fullest extent permitted by Delaware Statute 145, as may be amended from time to time, any director or officer of the Corporation who is a party or or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
-------     ---------------------------------------

      The documents listed in (1) through (4) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

      (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

      (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

      (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.

      (4) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4.     Description of Securities
-------     -------------------------

            A description of the Company's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel
-------     --------------------------------------

      Not Applicable.

Item 6.     Indemnification of Directors and Officers
-------     -----------------------------------------

      Article X of the Articles of Incorporation of the Company provides as follows:

            "The Corporation shall indemnify to the fullest extent permitted by Delaware Statute 145, as may be amended from time to time, any director or officer of the Corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

      Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption from Registration Claimed
-------     -----------------------------------

      Inasmuch as the Selling Security Holders that received the Shares of the Company were knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Selling Security Holders were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company except upon sale of the shares of Common Stock pursuant to a registration statement.

Item 8.     Exhibits
-------     --------

Exhibit                 Description
-------                 -----------

(4)(a) Consulting Agreement between the Company and Spiro Pappas dated July 17, 1996.

(4)(b)            Letter Agreement with Eshoo Corp. dated October 24, 1996.

(4)(c)            Letter  Agreement  with  Atlas, Pearlman, Trop & Borkson, P.A.
                  dated October 1, 1996.

(5)(a) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of securities pursuant to the above Consulting Agreement.

(5)(b) Opinion of Law Office of Jeffrey Klein relating to the issuance of shares of securities pursuant to the Agreement with Atlas, Pearlman, Trop & Borkson, P.A.

(23.1) Consents of such counsel are included in the opinions filed as exhibit (5) hereto

(23.2)            Consent of independent certified public accountants

Item 9.     Undertakings
-------     ------------

      (1)   The undersigned Company hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 29th day of October, 1996.

                                          WHITESTONE INDUSTRIES, INC.



                                          By:  /s/Donald Yu
                                             -----------------------------------
                                               Donald Yu, President and
                                               Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----

                              President, Principal
                              Executive Officer,
                              Principal Financial
                              and Accounting Offi-
                              cer, Treasurer and
/s/Donald Yu                  Director                         October 29, 1996
--------------------------
Donald Yu



/s/George Eshoo               Director                         October 29, 1996
--------------------------
George Eshoo